EXHIBIT 5.1

DERRICK & BRIGGS, LLP

A PROFESSIONAL PARTNERSHIP

ATTORNEYS AND COUNSELORS AT LAW BANCFIRST TOWER, SUITE 2700

100 NORTH BROADWAY AVENUE

OKLAHOMA CITY, OKLAHOMA 73102

August 28, 2020

Panhandle Oil and Gas Inc.
1601 NW Expressway, Suite 1100
Oklahoma City, Oklahoma 73118

Re:	Panhandle Oil and Gas Inc. - Registration Statement on Form S-3 (File No. 333-221370)

Ladies and Gentlemen:

We serve as Oklahoma counsel to Panhandle Oil and Gas Inc., an Oklahoma corporation (the “Company”), in connection with the offer and sale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), to the Stifel, Nicolaus & Company, Incorporated, as underwriter (the “Underwriter”), and as the representative of the several underwriters (the “Underwriters”) named in the Underwriting Agreement between the Company and the Underwriter dated August 28, 2020 (the “Underwriting Agreement”), of 5,000,000 shares of the Company’s Class A Common Stock, par value $0.01666 per share (the “Common Stock”), with an option for the Underwriters to purchase from the Company up to an additional 750,000 shares of Common Stock (collectively, the “Shares”).  The Shares to be offered, issued and sold have been registered under Registration Statement No. 333-221370 on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act on November 6, 2017, and declared effective by the Commission on November 15, 2017.

The Shares will be offered in amounts, at prices, and on terms to be determined at the time of sale and to be set forth in a supplement (a “Prospectus Supplement”) to the prospectus contained in the Registration Statement (the “Prospectus”).  Capitalized terms not otherwise defined in this Opinion Letter have the meanings ascribed in the Registration Statement.

We are providing this Opinion Letter to fulfill the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In preparing this Opinion Letter, we have examined (i) the certificate of incorporation and bylaws of the Company, (ii) the Registration Statement and its exhibits, and (iii) originals or copies certified or otherwise identified to our satisfaction of such other instruments and other certificates of public officials and of officers and representatives of the Company as we have deemed appropriate as a basis for our opinions.

We have assumed the following: (i) the genuineness of any signatures on all documents we have reviewed; (ii) the legal capacity of natural persons who have executed all documents we have reviewed; (iii) the authenticity of all documents submitted to us as originals; (iv) the conformity to originals of all documents submitted as copies and the authenticity of the originals of such copies; (v) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed and relied upon; and (vi) the accuracy, completeness, and authenticity of certificates of public officials.  We have relied upon a certificate and other assurances of officers of the Company as to factual matters without having independently verified such factual matters.

We have further assumed the following:

(i)The Company will receive the consideration for the Shares authorized by the board of directors of the Company (the “Board”), which consideration for the Shares will comply with Section 1034 of the Oklahoma General Corporation Act;

(ii)Any certificates for the Shares will be in a form approved by the Board and otherwise compliant with applicable law, and will have been duly executed, countersigned, registered, and delivered;

(iii)The Registration Statement, and any amendments (including post-effective amendments), will have become effective and will comply with applicable law;

(iv)The Prospectus Supplement will comply with applicable law and will have been prepared and filed with the Commission describing the Shares offered; and

(v)The Shares will be issued and sold in compliance with Federal and state securities laws and in the manner stated in the Registration Statement and the Prospectus Supplement.

Our opinions are limited to matters governed by the laws of the State of Oklahoma, and we express no opinion as to the laws of any other jurisdiction or as to the effect of or compliance with any state securities or blue sky laws.

Based upon the foregoing and on such legal considerations as we deem relevant, and subject to the assumptions, limitations, and qualifications set forth in this Opinion Letter, and in reliance on the statements of fact contained in the documents we have examined, we are of the opinion that:

1.The Company (a) is validly existing as a corporation under the laws of the State of Oklahoma, (b) is in good standing under such laws, and (c) has the corporate power and authority under such laws to issue the Common Stock.

2.The Board has taken all necessary corporate action under Oklahoma law to authorize and approve the execution and filing of the Registration Statement.

3.The Shares have been duly authorized and, when issued and paid for in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid, and nonassessable.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and Prospectus Supplement and to the filing of this opinion as an exhibit to the Registration Statement.  In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the applicable rules and regulations of the Commission.

Very truly yours,

/s/ Derrick & Briggs, LLP

3